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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Nonstatutory Stock Option Plan, 1991 Stock Plan, 1996 Director Option Plan and the 1998 Employee Stock Purchase Plan of our report dated July 28, 1998, with respect to the financial statements of Cardiac Pathways Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP


San Jose, California
December 15, 1998